UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2018
AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2018, the Board of Directors (the "Board") of Amicus Therapeutics, Inc. (the "Company"), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Lynn D. Bleil to the Board. Ms. Bleil was also appointed to both the Compensation Committee and Nominating and Corporate Governance Committee of the Board.
The Board determined that Ms. Bleil qualifies as an independent director under the director independence standards set forth by the SEC and applicable NASDAQ Marketplace Rules. As a Class I director, Ms. Bleil will serve until she stands for re-election at the annual meeting of the Company in 2020.
In connection with her appointment and as approved by the Board, Ms. Bleil will receive compensation as a non-employee director. There are no arrangements or understandings between Ms. Bleil and any other person pursuant to which Ms. Bleil was appointed as a director. There are no transactions in which Ms. Bleil has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Also on September 7, 2018, the Company named current director Michael G. Raab as its Lead Independent Director. Mr. Raab will serve a three year term as Lead Independent Director. Donald J. Hayden, Jr., the Company's Lead Independent Director for the past 12 years, will continue to serve as a director of the Company.
The Company has issued a press release in connection with the appointment of Ms. Bleil as a director and naming of Mr. Raab as their Lead Independent Director. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated September 11, 2018 titled "Amicus Therapeutics Announces Board Appointments".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: September 11, 2018	By: /s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: General Counsel and Corporate Secretary